Exhibit 10.8

                                 PROMISSORY NOTE


$30,000.00                                                     Bohemia, New York
November 20, 2001


     FOR VALUE RECEIVED, the undersigned, Vizacom Inc., a Delaware corporation ("Maker"), with its principal office at 3512 Veterans Memorial Highway, Bohemia, New York 11735, does hereby promise to pay to the order of Andrew Edwards ("Payee"), with an address at 355 South End Avenue, Apt. 23F, New York, New York 10280, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of Thirty Thousand Dollars ($30,000), without interest, in lawful money of the United States in immediately available funds, as follows:

     1. Payment. The amounts due under this Note shall be payable in four equal monthly installments consisting of $7,500 per month, commencing on the first day of the first month after the earlier of (a) the closing of the private placement of common stock of the Maker as contemplated by the letter of intent dated September 7, 2001 between Payee and SpaceLogix, Inc. or (b) the end of the first calender quarter in which the Maker has working capital (current assets less current liabilities, as determined by reference to Buyer's financial statements filed with the Securities and Exchange Commission) of more than $30,000 and thereafter on the first day of each of the three succeeding calendar months.

         2. Prepayment. Maker may prepay, at any time, the unpaid principal balance of this Note or any portion thereof. All amounts prepaid hereunder shall be applied first to principal.

         3. Events of Default. Upon the occurrence of any of the following events (each, an "Event of Default" and collectively, the "Events of Default"):

               (a) failure by Maker to pay the principal or interest of the Note or any installment thereof when due, whether on the date fixed for payment or by acceleration or otherwise; provided, however, that failure to pay any principal or interest when due shall not be an Event of Default if such overdue payment is paid within ten business days of such due date; or

               (b) if Maker or any other authorized person or entity shall take any action to effect a dissolution, liquidation or winding up of Maker; or

               (c) if Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with

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respect to it or its debts; or

               (d) there shall be commenced against Maker any action or proceeding of the nature referred to in paragraph (c) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Maker, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days;

     then, in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at its option, Payee may declare all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at a rate equal to ten percent (10%) per annum until the indebtedness evidenced by this Note is paid in full, plus all costs and expenses of collection or enforcement hereof, including, but not limited to, attorneys' fees and expenses.

5.    Miscellaneous.

     (a) Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived.

     (b) Payee shall not be required to resort to any collateral for payment, but may proceed against Maker and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

     (c) All payments shall be made into such account or accounts as the Payee may from time to time specify for that purpose. All payments to be made to the Payee under this Note shall be made free and clear of and without deduction for or on account of any tax, withholding, charges, set-off or counterclaim.

     (d) All notices, demands, requests and other communications required or otherwise given under this Note shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 pm, local time, on the date of transmission, addressed as follows:

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          If to Maker to:           Vizacom Inc.
                                    3512 Veterans Memorial Highway
                                    Bohemia, New York 11735
                                    Attention: President
                                    Facsimile: (631) 580-5489

          If to Payee to:           Andrew Edwards
                                    355 South End Avenue
                                    Apt. 23F
                                    New York, New York 10280
                                    Facsimile: (212) 912-1344

or at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 5(d). Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three business days following such mailing.

      (e) The provisions of this Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged, nor shall any waiver be applicable except in the specific instance for which it is given.

      (f) This Note shall be governed by and construed, and all rights and obligations hereunder determined, in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof and shall be binding upon the successors and assigns of Maker and inure to the benefit of the Payee, its successors, endorsees and assigns.

      (g) If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions shall in no way be affected thereby.

      (h) Whenever used herein, the terms "Maker" and "Payee" shall be deemed to include their respective successors and permitted assigns.

       IN WITNESS WHEREOF, this Note has been executed and delivered on the date first written above by the duly authorized representative of the Maker.

                                          VIZACOM INC.



                                          By:        /s/ Alan Schoenbart
                                              ----------------------------------
                                              Name:  Alan Schoenbart
                                              Title: CFO

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